Exhibit 10.8

Grant Date:  December 31, 2008

DEFERRED COMPENSATION GRANT

GENESIS ENERGY, LLC

This Grant of Deferred Compensation (“Grant”) is made effective December 31, 2008 (“Grant Date”) between Genesis Energy, LLC (the “Company”) and Grant E. Sims, an officer and employee of the Company (“Participant”).

WHEREAS, the Company desires to grant Participant the opportunity to earn deferred compensation in connection with Participant’s entry into the Limited Liability Company Agreement (the “Agreement”) of the Company as a Class B Member; and

WHEREAS, the Company has adopted the Genesis Energy, LLC Deferred Compensation Plan (the “Plan”) effective as of December 31, 2008 governing the terms, conditions and provisions of the grant to Participant of deferred compensation made under the Plan, including under this Grant;

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties agree as follows:

1.             Grant of Deferred Compensation.  The Company hereby grants to Participant maximum deferred compensation of $1,007,228.54 (“Maximum Deferred Compensation Amount”), which represents Participant’s Initial IDR Share (as defined in the Agreement) as of the Grant Date, which is the maximum deferred compensation which Participant is entitled to earn under the terms and conditions set forth herein and in the Plan, including, without limitation, the vesting and other financial requirements, employment restrictions and other conditions more specifically set forth herein and in the Plan, subject only to Participant’s execution of this Grant.  The Company and Participant understand and agree that this Grant is in all respects subject to the terms, definitions and provisions of the Plan and the Agreement, all of which are incorporated herein by reference, except to the extent otherwise expressly provided in this Grant, and terms not otherwise defined in this Grant or the Plan shall have the meanings set forth in the Agreement.

2.             Termination for Cause.  If there is a Separation from Service of a Participant due to Participant’s employment being terminated by the Company for Cause, Participant will not be entitled to receive any deferred compensation hereunder or under the Plan.

3.             Deferred Compensation upon Separation from Service. If there is a Separation from Service of a Participant with the Company other than for Cause, Participant shall be entitled to be paid, according to the distribution provisions of the Plan, that portion of the Maximum Deferred Compensation Amount obtained by multiplying (i) Participant’s Vesting Percentage determined under the provisions of Section 4 below, times (ii) the lesser of (a) the Maximum Deferred Compensation Amount or (b) Participant’s Current IDR Share as of the date of Participant’s Separation from Service.

4.             Vesting Percentage(s).  The “Vesting Percentage” for purposes of determining that portion of the Maximum Deferred Compensation Amount to which Participant is entitled upon his Separation from Service other than for Cause shall be determined as of the date of Participant’s Separation from Service as follows:

(a)           Change of Control.  Upon a Change of Control, as defined in the Plan, or Separation from Service (other than due to Participant’s employment being terminated by the Company for Cause, or a voluntary termination by Participant of his employment other than for Good Reason) during the period beginning six months prior to a Change of Control and ending on such Change of Control, Participant’s Vesting Percentage shall be 100%;

(b)           Participant’s Voluntary Termination of Employment.  If Participant voluntarily terminates his employment by the Company other than for Good Reason, his Vesting Percentage shall be the percentage specified below based upon the date of upon Participant’s Separation from Service:

(i)	Separation from Service prior to the 1st anniversary of the Grant Date:	0%

(ii)	Separation from Service on or after the 1st anniversary, and prior to the 2nd anniversary, of the Grant Date:	25%

(iii)	Separation from Service on or after the 2nd anniversary, and prior to the 3rd anniversary, of the Grant Date:	50%

(iv)	Separation from Service on or after the 3rd anniversary, and prior to the 4th anniversary, of the Grant Date:	75%

(v)	Separation from Service after the 4th anniversary of the Grant Date:	100%

(c)           Participant’s Termination of Employment for Good Reason.  If Participant voluntarily terminates his employment by the Company for Good Reason, Participant’s Vesting Percentage shall be 100%.

(d)           Other Employment Terminations. If Participant’s employment by the Company is terminated for any reason other than those circumstances covered by Sections 4(a), 4(b) or 4(c) above, his Vesting Percentage shall be that percentage determined under the provisions of Section 4(b) above, unless as of the date of Participant’s Separation of Service the Participant’s Applicable IDR Percentage is in excess of 8%, in which case the Participant’s Vesting Percentage shall be:

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(i)           100% for that portion of the Maximum Deferred Compensation Amount or Current IDR Share, as applicable, which is attributable to the portion of Participant’s Applicable IDR Percentage of 8%; and

(ii)           determined under the provisions of Section 4(b) above for that portion of the Participant’s Maximum Deferred Compensation Award or Current IDR Share, as applicable which is attributable to Participant’s Applicable IDR Percentage in excess of 8%.

5.             Withholding.  On the date any amounts are paid under the terms of this Grant, the minimum withholding required to be made by the Company shall be paid by Participant to the Company in cash, or the Participant, in his sole discretion, may direct that the Company withhold cash at such rate or at any rate which is in excess of the minimum withholding rate described in the preceding sentence, but not in excess of the highest incremental tax rate for Participant, and such additional directed withholding will be made in the same manner as described in the first phrase of this sentence, and shall be further subject to the provisions of Section 4.05 of the Agreement.

6.             No Transfers Permitted.  The rights under this Grant are not transferable in whole or in part by the Participant otherwise than by will or the laws of descent and distribution, and as long as Participant lives, only Participant or his or her guardian or legal representative shall have the right to receive and retain Distributions or other rights under this Grant.

7.             No Right To Continued Employment.  Neither the Agreement nor this Grant shall confer upon the Participant any right with respect to continuation of employment by the Company, or any right to provide services to the Company, nor shall they interfere in any way with Participant’s right to terminate employment, or the Company’s right to terminate Participant’s employment, at any time, with or without Cause (as defined in the Agreement).

8.             Governing Law.  WITHOUT LIMITATION, THIS GRANT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF TEXAS.

9.             Binding Effect.  This Grant shall inure to the benefit of and be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

10.           Severability.  If any provision of this Grant is declared or found to be illegal, unenforceable or void, in whole or in part, the remainder of this Grant will not be affected by such declaration or finding and each such provision not so affected will be enforced to the fullest extent permitted by law.

11.           Entire Agreement.  This Grant, along with the other documents and agreements entered into by the Participant and the Company and/or its affiliates on the Grant Date, contain the entire agreement among the parties hereto and their predecessors with respect to the subject matter contained herein and therein, and replace and supersede all prior discussions and communications, written or oral, among the Company, the Participant, their respective predecessors or others, regarding compensation, whether cash or otherwise, contemplated to be provided to the Participant or any rights in the Company or its predecessor, contemplated to be provided to the Participant.

IN WITNESS WHEREOF, the Company has caused these presents to be executed on its behalf and its corporate seal to be affixed hereto by its duly authorized representative and the Participant has hereunto set his or her hand and seal, all on the day and year first above written.

Dated as of this 31st day of December, 2008.

GENESIS ENERGY, LLC

By:	/s/ Ross A. Benavides
Ross A. Benavides
Secretary

ACKNOWLEDGMENT

The undersigned hereby acknowledges (i) my receipt of this Grant, (ii) my opportunity to review the Plan, (iii) my opportunity to discuss this Grant with a representative of the Company, and my personal advisors, to the extent I deem necessary or appropriate, (iv) my understanding of the terms and provisions of the Grant and the Plan, and (v) my understanding that, by my signature below, I am agreeing to be bound by all of the terms and provisions of this Grant and the Plan.

Dated as of this 31st day of December, 2008.

PARTICIPANT

/s/ Grant E. Sims
Grant E. Sims

[Signature Page to Deferred Compensation Grant]